Aames 2001-1

Mortgage Pass-Through Certificates

Prepayment Report for May 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENTS	GROUP 2	GROUP 1	TOTAL

Current
Number of Paid in Full Loans	-	17	17
Number of Repurchased Loans	-	-	-
Total Number of Loans Prepaid in Full	-	17	17

Paid in Full Balance	-	946,871.13	946,871.13
Repurchased Loans Balance	-	-	-
Curtailments Amount	-	-	-
Total Prepayment Amount	-	946,871.13	946,871.13

Cumulative
Number of Paid in Full Loans	-	20	20
Number of Repurchased Loans	-	-	-
Total Number of Loans Prepaid in Full	-	20	20

Paid in Full Balance	-	1,072,441.08	1,072,441.08
Repurchased Loans Balance	-	-	-
Curtailments Amount	-	-	-
Total Prepayment Amount	-	1,072,441.08	1,072,441.08

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 19 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2001-1

Mortgage Pass-Through Certificates

Prepayment Report for May 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENT RATES	GROUP 2	GROUP 1	TOTAL

SMM	0.00%	0.80%	0.63%
3 Months Avg SMM
12 Months Avg SMM
Avg SMM Since Cut-off	0.00%	0.45%	0.36%

CPR	0.00%	9.18%	7.33%
3 Months Avg CPR
12 Months Avg CPR
Avg CPR Since Cut-off	0.00%	5.30%	4.22%

PSA	0.00%	1541.96%	1226.19%
3 Months Avg PSA Approximation
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	0.00%	1069.96%	846.70%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 20 of 27	© COPYRIGHT 2001 Deutsche Bank

Aames 2001-1

Mortgage Pass-Through Certificates

Prepayment Report for May 25, 2001 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 21 of 27	© COPYRIGHT 2001 Deutsche Bank